UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 29, 2026

Date of Report (date of earliest event reported)

BOREALIS FOODS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40778	98-1638988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1540 Cornwall Rd., Suite 104
Oakville, ON L6J 7W5

(Address of principal executive offices and zip code)

(905) 278-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares	BRLS	Nasdaq Capital Market
Warrants	BRLSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 4, 2026, Borealis Foods Inc. (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) that, as a result of the resignation of Zaure Algaziyeva from the Audit Committee of the Company’s Board of Directors (the “Board”) effective September 28, 2026, the Audit Committee consisted of two members from September 28, 2026 until October 29, 2026, and that during that period the Company did not comply with Nasdaq Listing Rule 5605(c)(2)(A), which requires an audit committee of at least three members. On October 29, 2026, the Board appointed Danat Shiderkulov to the Audit Committee, as described under Item 5.02 below, and the Company believes that it has regained compliance with Nasdaq Listing Rule 5605(c)(2)(A).

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On October 29, 2026, Pavel Mynzhanov notified the Company of his resignation as a member of the Board, effective the same day. Mr. Mynzhanov’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Changes in Committee Composition

As described under Item 8.01 of this Current Report on Form 8-K, effective as of July 31, 2026, Saule Algaziyeva became the lender under the Company’s credit agreement and the holder of a convertible promissory note issued by the Company. Saule Algaziyeva is the mother of Zaure Algaziyeva, a member of the Board.

On September 28, 2026, Zaure Algaziyeva resigned as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, effective the same day. On October 29, 2026, the Board acknowledged her resignation and, in light of the relationship described above, determined that Zaure Algaziyeva no longer qualifies as an independent director under the rules of Nasdaq. Zaure Algaziyeva continues to serve as a member of the Board.

Appointment of Director

On October 29, 2026, the Board appointed Danat Shiderkulov as a director of the Company to fill the vacancy created by Mr. Mynzhanov’s resignation, effective upon his consent to act as a director, which he gave on that date. Mr. Shiderkulov will hold office until the Company’s next annual meeting of shareholders or until his successor is elected or appointed. The Board also appointed Mr. Shiderkulov as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, filling the vacancies created by Zaure Algaziyeva’s resignation from those committees. Following these changes, each of those committees consists of Steve Oyer (Chair), Amin Ajami and Danat Shiderkulov.

The Board determined that Mr. Shiderkulov is an independent director under the rules of Nasdaq, that he satisfies the additional independence requirements applicable to members of the audit committee and the compensation committee under the rules of the Securities and Exchange Commission (the “SEC”) and Nasdaq, and that he qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Mr. Shiderkulov, 35, has 14 years of international investment and advisory experience supporting boards, investors and management teams on strategic growth, capital allocation, financing and ownership transition decisions. From 2018 to September 2026, he was a Principal in the Transactions practice of Grant Thornton Canada, where he led transaction and investment advisory engagements for public and private companies in sectors including consumer products, food and beverage, manufacturing and distribution. In 2018, he was a Senior Manager, Portfolio Investment, at Sovereign Wealth Fund Samruk-Kazyna, and from 2013 to 2018, he was a Manager, M&A and Corporate Finance, at PwC. Mr. Shiderkulov holds a Bachelor of Business Administration from KIMEP University, with a major in Finance and a minor in Accounting, and is a CFA charterholder.

Mr. Shiderkulov was appointed pursuant to the terms of the Credit Agreement (as defined under Item 8.01 below), which entitles the lender to nominate directors to the Board, and was nominated by Saule Algaziyeva in her capacity as lender. Zaure Algaziyeva and Mr. Mynzhanov were appointed to the Board under the same provisions of the Credit Agreement, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2026. Other than the arrangements contained in the Credit Agreement, there is no arrangement or understanding between Mr. Shiderkulov and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Shiderkulov and any director or executive officer of the Company, and Mr. Shiderkulov has no direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01 – Other Events.

Background to Board and Committee Changes

The following information is provided as background to the Board and committee changes described in Item 5.02 above. Effective as of July 31, 2026, Oxus Capital Pte Ltd. (“Oxus”) assigned to Saule Algaziyeva all of its right, title and interest in and to (i) the Credit Agreement, dated April 27, 2026 (as amended, the “Credit Agreement”), among Palmetto Gourmet Foods, Inc., PGF Real Estate I, Inc. and PGF Real Estate II, Inc., as borrowers, the Company, Borealis IP Inc. and Palmetto Gourmet Foods (Canada) Inc., as guarantors, and Oxus, as lender, together with the related loan documents and the term loan made under it in the original principal amount of US$17,000,000, and (ii) the convertible promissory note, dated May 29, 2026, issued by the Company in the original principal amount of US$3,000,000 (the “Convertible Note”). The assignments were made under an Assignment of Loan Documents and an Assignment of Convertible Promissory Note, each dated as of July 31, 2026 (together, the “Assignments”), and were acknowledged by the Company and its subsidiaries that are party to the Credit Agreement. The Credit Agreement and the Convertible Note were previously disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on May 1, 2026 and June 4, 2026, respectively.

The Assignments did not change the principal amount, interest rate, maturity date, conversion terms or other material terms of the term loan or the Convertible Note, and do not constitute a novation of the term loan, the Convertible Note or the obligations of the Company or its subsidiaries under them. The outstanding principal amounts of the term loan and the Convertible Note as of July 31, 2026 were US$17,000,000 and US$3,000,000, respectively.

Saule Algaziyeva is the mother of Zaure Algaziyeva, a member of the Board. As a result, transactions between the Company and Saule Algaziyeva as lender under the Credit Agreement and holder of the Convertible Note, including payments of interest and principal, are related-party transactions for purposes of Item 404 of Regulation S-K. The resulting changes in the composition of the committees of the Board are described under Item 5.02 above.

Conversion of the Convertible Note into common shares of the Company remains subject to shareholder approval under the rules of Nasdaq, and the Assignments do not change that requirement.

The foregoing description of the Assignments does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignments, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Assignment of Loan Documents, dated as of July 31, 2026, by and between Oxus Capital Pte Ltd. and Saule Algaziyeva, and acknowledged by Borealis Foods Inc. and the other loan parties thereto.
10.2	Assignment of Convertible Promissory Note, dated as of July 31, 2026, by and between Oxus Capital Pte Ltd. and Saule Algaziyeva, and acknowledged by Borealis Foods Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of November 2026.

BOREALIS FOODS INC.

	By:	/s/ Pouneh V. Rahimi
Date: November 4, 2026		Pouneh V. Rahimi
Chief Legal Officer

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